As filed with the Securities and Exchange Commission on February 17, 2012.

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

ANCESTRY.COM INC.

(Exact name of registrant as specified in its charter)

DELAWARE	26-1235962
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

360 West 4800 North

Provo, UT 84604

(Address, with zip code, of Principal Executive Offices)

Ancestry.com Inc. 2009 Stock Incentive Plan

(Full title of the plan)

Timothy Sullivan

President and Chief Executive Officer

360 West 4800 North

Provo, UT 84604

(801) 705-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share(2)	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee
Common Stock, par value $0.001 per share	2,191,254 shares	$ 28.48	$ 62,406,914	$ 7,152

(1)	Pursuant to Rule 416(a) under the Securities Act of 1933, there is also being registered such additional shares of the common stock, par value $0.001 per share (the “Common Stock”) that become available under the Ancestry.com Inc. 2009 Stock Incentive Plan in connection with changes in the number of outstanding Common Stock because of events such as recapitalizations, stock dividends, stock splits and reverse stock splits, and any other securities with respect to which the outstanding shares are converted or exchanged.
(2)	Calculated solely for the purpose of determining the registration fee pursuant to 457(c) and Rule 457(h)(1) of the Securities Act of 1933, as amended. The proposed maximum offering price per share and the proposed maximum aggregate offering price are based upon the average of the high and low sales prices of the Company’s Common Stock, as reported on the Nasdaq Global Select Market on February 14, 2012.

NOTE

This Registration Statement on Form S-8 is filed pursuant to General Instruction E to Form S-8 for the purpose of registering an additional 2,191,254 shares of the Common Stock of Ancestry.com Inc. (the “Company” or “Registrant”), consisting of 479,569 shares made available for issuance as a result of forfeitures of awards previously granted under prior equity compensation plans of the Company and 1,711,685 shares made automatically available for issuance pursuant to a formula set forth in the Plan, which may be issued pursuant to awards under the Ancestry.com Inc. 2009 Stock Incentive Plan (the “Plan”). In accordance with General Instruction E to Form S-8, the Company hereby incorporates herein by reference the Registration Statements on Form S-8 (No. 333-163230, filed November 19, 2009, and No. 333-172731, filed on March 10, 2011), filed with the Securities and Exchange Commission, together with all exhibits filed therewith or incorporated therein by reference.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation

3.2†	Amended and Restated Bylaws

4.1*	Ancestry.com Inc. 2009 Stock Incentive Plan

4.2‡	Amendment No. 1 to Ancestry.com Inc. 2009 Stock Incentive Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-160986), as declared effective on November 4, 2009.
†	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 15, 2012.
‡	Incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K, filed on March 8, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Provo, State of Utah, on this 17th day of February, 2012.

ANCESTRY.COM INC.

By:	/s/ William Stern
William Stern
General Counsel and Corporate Secretary

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Timothy Sullivan, Howard Hochhauser and William Stern his true and lawful attorney-in-fact and agent, each with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to the registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Timothy Sullivan Timothy Sullivan	President and Chief Executive Officer and Director (Principal Executive Officer)	February 17, 2012

/s/ Howard Hochhauser Howard Hochhauser	Chief Financial Officer (Principal Financial and Accounting Officer)	February 17, 2012

/s/ Charles M. Boesenberg Charles M. Boesenberg	Director	February 17, 2012

/s/ David Goldberg David Goldberg	Director	February 17, 2012

/s/ Thomas Layton Thomas Layton	Director	February 17, 2012

/s/ Elizabeth Nelson Elizabeth Nelson	Director	February 17, 2012

/s/ Victor Parker Victor Parker	Director	February 17, 2012

/s/ Michael Schroepfer Michael Schroepfer	Director	February 17, 2012

/s/ Benjamin Spero Benjamin Spero	Director	February 17, 2012

EXHIBIT INDEX

Exhibit No.	Description

3.1*	Amended and Restated Certificate of Incorporation

3.2†	Amended and Restated Bylaws

4.1*	Ancestry.com Inc. 2009 Stock Incentive Plan

4.2‡	Amendment No. 1 to Ancestry.com Inc. 2009 Stock Incentive Plan

5.1	Opinion of Gibson, Dunn & Crutcher LLP

23.1	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.1)

23.2	Consent of Independent Registered Public Accounting Firm

24.1	Power of Attorney (included on signature page)

*	Incorporated by reference to exhibits filed with the Registrant’s Registration Statement on Form S-1 (File No. 333-160986), as declared effective on November 4, 2009.
†	Incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K, filed on February 15, 2012.
‡	Incorporated by reference to Exhibit 10.7 to the Registrant’s Annual Report on Form 10-K, filed on March 8, 2011.